Exhibit 10.2

BORROWER'S NAME AND ADDRESS	LENDER'S NAME AND ADDRESS	
PARKS! AMERICA, INC. 1300 OAK GROVE RD PINE MOUNTAIN, GA 31822	Synovus Bank 1148 Broadway Columbus, GA 31901	Loan Number 1651467831/10 Date 07/11/2018 Maturity Date 06/11/2021 Loan Amount $ 1,600,000.00 Renewal Of
"I" includes each borrower above, jointly and severally.	"You" means the lender, its successors and assigns.	

For value received, I promise to pay to you, or your order, at your address listed above the PRINCIPAL sum of One million six hundred thousand Dollars and Zero Cents Dollars $ 1,600,000.00.

☒ **Single Advance:** I will receive all of this principal sum on 07/11/2018. No additional advances are contemplated under this note.

☐ **Multiple Advance:** The principal sum shown above is the maximum amount of principal I can borrow under this note. On ______ I will receive the amount of $ ______ and future principal advances are contemplated.

Conditions: The conditions for future advances are ______

☐ **Open End Credit:** You and I agree that I may borrow up to the maximum principal sum more than one time. This feature is subject to all other conditions and expires on ______.

☐ **Closed End Credit:** You and I agree that I may borrow (subject to all other conditions) up to the maximum principal sum only one time.

INTEREST: I agree to pay interest on the outstanding principal balance from 07/11/2018 at the rate of 5.000% per year until 06/11/2021.

☐ **Variable Rate:** This rate may then change as stated below.

☐ **Index Rate:** The future rate will be ______ the following index rate: ______

☐ **No Index:** The future rate will not be subject to any internal or external index. It will be entirely in your control.

☐ **Frequency and Timing:** The rate on this note may change as often as ______.
A change in the interest rate will take effect ______.

☐ **Limitations:** During the term of this loan, the applicable annual interest rate will not be more than ______ % or less than ______ %. The rate may not change more than ______ % each ______.

Effect of Variable Rate: A change in the interest rate will have the following effect on the payments:

☐ The amount of each scheduled payment will change. ☐ The amount of the final payment will change.

☐ ______

ACCRUAL METHOD: Interest will be calculated on a Actual/360 basis.

POST MATURITY RATE: I agree to pay interest on the unpaid balance of this note owing after maturity, and until paid in full, as stated below:

☐ on the same fixed or variable rate basis in effect before maturity (as indicated above).

☒ at a rate equal to 18%

☒ **LATE CHARGE:** I agree to pay a late charge on the portion of any payment not made within 10 days after it is due equal to 5% of the unpaid amount, with a minimum of $100.00.

☒ **ADDITIONAL CHARGES:** In addition to interest, I agree to pay the following charges which ☐ are ☒ are not included in the principal amount above: See Disbursement Authorization or Closing statement.

☐ **PREPAYMENT FEE:** If I prepay the entire balance of this loan after the original note date ("OND"), I agree to pay a prepayment fee equal to ☐ ______ % of the outstanding principal balance ("OPB") if the loan is prepaid ______ year(s) after the OND, ☐ ______ % of OPB if prepaid ______ year(s) after the OND, ☐ ______ % of OPB if prepaid ______ year(s) after the OND, ☐ ______ % of OPB if prepaid ______ year(s) after the OND; and ☐ ______ % of the OPB if prepaid ______ year(s) after the OND.

PAYMENTS: I agree to pay this note as follows: This note has 35 Monthly payments of principal and interest. The first payment will be in the amount of $22,671.61 and will be due on August 11, 2018. A payment of $22,671.61 will be due on 11th day of the each Month thereafter. The final payment of the entire unpaid balance of principal and interest will be due June 11, 2021.

PURPOSE: The purpose of this loan is Refinance SBA term loan.

ADDITIONAL TERMS:

SIGNATURES AND SEALS: IN WITNESS WHEREOF, I HAVE SIGNED MY NAME AND AFFIXED MY SEAL ON THIS 11th DAY OF July, 2018. BY DOING SO, I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGES 1, 2, AND 3). I HAVE RECEIVED A COPY ON TODAY'S DATE.

PARKS! AMERICA, INC.

Signature(s) for Borrower(s):	Signature(s) for Borrower(s):
[signature] (SEAL) Dale Van Voorhis, Chairman & CEO	______ (SEAL)
______ (SEAL)	______ (SEAL)

DISPOSITION OF FUNDS	
Deposited to Account Number	Check Number

Signed [signature] (Optional) For Lender
Officer Name Williams Holly A, Authorized Signer

SECURITY

SECURITY INTEREST: I give you a security interest in all of the Property described below that I own or have sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. "Property" includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property.

☐ **Inventory:** All inventory which debtor holds for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in debtor's business.

☐ **Equipment:** All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which debtor gives to Secured Party will also be included in the secured property, but such a list is not necessary for a valid security interest in debtor's equipment.

☐ **Farm Products:** All farm products including, but not limited to:
(a) all poultry and livestock and their young, along with their products, produce and replacements;
(b) all crops, annual or perennial, and all products of the crops;
(c) all feed, seed, fertilizer, medicines, and other supplies used or produced in debtor's farming operations; and
(d) all aquatic goods produced in aquacultural operations.

☐ **Accounts:** All rights debtor has now and may have in the future to the payment of money including, but not limited to:
(a) payment for goods and other property sold or leased or for services rendered, whether or not debtor has earned such payment by performance;
(b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable;
(c) all rights debtor has under any policy of insurance which is a right to payment of a monetary obligation for health care goods or services provided (e.g., health care insurance receivables); and
(d) credit card receivables and license fees.
The above include any supporting obligations, rights and interests (including all liens and security interests) which debtor may have by law or agreement against any account debtor or obligor of debtor.

☐ **Instruments (Including Promissory Notes), Documents, Chattel Paper (including electronic chattel paper), Letters of Credit Rights, and Other Rights to Payment:** Any rights, and interests, (including all liens and security interests) which debtor may have by law or agreements against any account debtor or obligor of debtor.

☐ **General Intangibles:** All general intangibles including, but not limited to, payment intangibles, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use debtor's name.

☐ **Deposit Accounts:** All rights debtor has now and may have in the future to any demand, time, savings, passbook or similar account maintained at any financial institution.

☐ **Investment Property:** All rights debtor has now and may have in the future to any certificated or uncertificated security, security entitlement, securities account, commodity contract, commodity account or financial asset.

☐ **Software:** All rights debtor has and may have in the future to any computer program and supporting information provided in connection with the program.

☐ **Commercial Tort Claims:** All rights debtor has now and may have in the future arising out of that certain tort claim more particularly described as follows (Provide description of tort claim) ______________________

☐ **Government Payments and Programs:** All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which debtor now has and in the future may have any rights or interests and which arise under or as a result of any preexisting, current or future federal or State governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and ASCS).

☒ **The Property includes, but is not limited by, the following:**

PROPERTY DESCRIBED IN DEED TO SECURE DEBT DATED 07/11/2018, TROUP COUNTY, GA

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:

If applicable, enter real estate description and record owner information: ______________________

The Property will be used for a ☐ personal ☒ business ☐ agricultural ☐ ______________________ purpose.
Borrower/Owner State of organization/registration (if applicable) Nevada

ADDITIONAL TERMS OF THE SECURITY AGREEMENT

GENERALLY - This agreement secures this note and any other debt I have with you, now or later. However, it will not secure other debts if you fail with respect to such other debts, to make any required disclosure about this security agreement or if you fail to give any required notice of the right of rescission. If property described in this agreement is located in another state, this agreement may also, in some circumstances, be governed by the law of the state in which the Property is located.

NAME AND LOCATION - My name indicated on page 1 is my exact legal name. If I am an individual, my address is my principal residence. If I am not an individual, my address is the location of my chief executive offices or sole place of business. If I am an entity organized and registered under state law, my address is located in the state in which I am registered, unless otherwise indicated herein. I will provide verification of registration and location upon your request. I will provide you with at least 30 days notice prior to any change in my name, address, or state of organization or registration.

OWNERSHIP AND DUTIES TOWARD PROPERTY - I represent that I own all of the Property, or to the extent this is a purchase money security interest I will acquire ownership of the Property with the proceeds of the loan. I will defend it against any other claim. Your claim to the Property is ahead of the claims of any other creditor. I agree to do whatever you require to protect your security interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position. I will not use the Property for a purpose that will violate any laws or subject the Property to forfeiture or seizure.

I will keep books, records and accounts about the Property and my business in general. I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the Property.

I will keep the Property in my possession and will keep it in good repair and use it only for the purpose(s) described on page 1 of this agreement. I will not change this specified use without your express written permission. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

I will keep the Property at my address listed on page 1 of this agreement, unless we agree I may keep it at another location. If the Property is to be used in another state, I will give you a list of those states. I will not try to sell the Property unless it is inventory or I receive your written permission to do so. If I sell the Property I will have the payment made payable to the order of you and me.

You may demand immediate payment of the debt(s) if the debtor is not a natural person and without your prior written consent; (1) a beneficial interest in the debtor is sold or transferred, or (2) there is a change in either the identity or number of members of a partnership, or (3) there is a change in ownership of more than 25 percent of the voting stock of a corporation.

I will pay all taxes and charges on the Property as they become due. You have the right of reasonable access in order to inspect the Property. I will immediately inform you of any loss or damage to the Property.

If I fail to perform any of my duties under this security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed. Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.

PURCHASE MONEY SECURITY INTEREST - For the sole purpose of determining the extent of a purchase money security interest arising

under this security agreement: (a) payments on any nonpurchase money loan also secured by this agreement will not be deemed to apply to the Purchase Money Loan, and (b) payments on the Purchase Money Loan will be deemed to apply first to the nonpurchase money portion of the loan, if any, and then to the purchase money obligations in the order in which the items of collateral were acquired or if acquired at the same time, in the order selected by you. No security interest will be terminated by application of this formula. "Purchase Money Loan" means any loan the proceeds of which, in whole or in part, are used to acquire any collateral securing the loan and all extensions, renewals, consolidations and refinancing of such loan.

PAYMENTS BY LENDER - You are authorized to pay, on my behalf, charges I am or may become obligated to pay to preserve or protect the secured property (such as property insurance premiums). You may treat those payments as advances and add them to the unpaid principal under the note secured by this agreement or you may demand immediate payment of the amount advanced.

INSURANCE - I agree to buy insurance on the Property against the risks and for the amounts you require and to furnish you continuing proof of coverage. I will have the insurance company name you as loss payee on any such policy. You may require added security if you agree that insurance proceeds may be used to repair or replace the Property. I will buy insurance from a firm licensed to do business in the state where you are located. The firm will be reasonably acceptable to you. The insurance will last until the Property is released from this agreement. If I fail to buy or maintain the insurance (or fail to name you as loss payee) you may purchase it yourself.

WARRANTIES AND REPRESENTATIONS - If this agreement includes accounts, I will not settle any account for less than its full value without your written permission. I will collect all accounts until you tell me otherwise. I will keep the proceeds from all the accounts and any goods which are returned to me or which I take back in trust for you. I will not mix them with any other property of mine. I will deliver them to you at your request. If you ask me to pay you the full price on any returned items or items retaken by myself, I will do so. You may exercise my rights with respect to obligations of any account debtors, or other persons obligated on the Property, to pay or perform, and you may enforce any security interest that secures such obligations.

If this agreement covers inventory, I will not dispose of it except in my ordinary course of business at the fair market value for the Property, or at a minimum price established between you and me.

If this agreement covers farm products I will provide you, at your request, a written list of the buyers, commission merchants or selling agents to or through whom I may sell my farm products. In addition to those parties named on this written list, I authorize you to notify at your sole discretion any additional parties regarding your security interest in my farm products. I remain subject to all applicable penalties for selling my farm products in violation of my agreement with you and the Food Security Act. In this paragraph the terms farm products, buyers, commission merchants and selling agents have the meanings given to them in the Federal Food Security Act of 1985.

If this agreement covers chattel paper or instruments, either as original collateral or proceeds of the Property, I will note your interest on the face of the chattel paper or instruments.

REMEDIES - I will be in default on this security agreement if I am in default on any note this agreement secures or if I fail to keep any promise contained in the terms of this agreement. If I default, you have all of the rights and remedies provided in the note and under the Uniform Commercial Code. You may require me to make the secured property available to you at a place which is reasonably convenient. You may take possession of the secured property and sell it as provided by law. The proceeds will be applied first to your expenses and then to the debt. I agree that 10 days written notice sent to my last known address by first class mail will be reasonable notice under the Uniform Commercial Code. My current address is on page 1.

FILING AND PERFECTION OF SECURITY INTEREST - I authorize you to file a financing statement covering the Property. I will comply with, facilitate, and otherwise assist you in connection with obtaining possession of or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.

RECORD RETENTION. I acknowledge and agree that you may from time to time retain information about me and documents I sign, including, but not limited to, this agreement and documents related to this loan (collectively, the "documents") electronically (such as in optical, digital or other electronic storage and retrieval system) and destroy the original documents. You and I agree and intend that any copy of any document produced by you from the electronic media shall have the same legal force and effect as the original documents for all purposes and in all circumstances, including, but not limited to, collection, admissibility, authentication, or any other legal purpose.

ADDITIONAL TERMS OF THE NOTE

DEFINITIONS - As used on pages 1, 2, and 3, "IX" means the terms that apply to this loan. "I," "me" or "my" means each Borrower who signs this note and each other person or legal entity (including debtors, guarantors, endorsers, and sureties) who agrees to pay or secure this note (together referred to as "us"). "You", "your" or "Secured Party" means the Lender and its successors and assigns. All references to "this note" or "this agreement" or "this loan" shall mean this Universal Note and Security Agreement.

APPLICABLE LAW - The laws of the United States and, to the extent not inconsistent therewith, the laws of the state of Georgia will govern this agreement. Any term of this agreement which is contrary to applicable law will not be effective, unless the law permits you and me to agree to such a variation. If any provision of this agreement cannot be enforced according to its terms, this fact will not affect the enforceability of the remainder of this agreement. No modification of this agreement may be made without your express written consent. Time is of the essence in this agreement.

COMMISSIONS OR OTHER REMUNERATION - I understand and agree that any insurance premiums paid to insurance companies as part of this note will involve money retained by you or paid back to you as commissions or other remuneration. In addition, I understand and agree that some other payments to third parties as part of this note may also involve money retained by you or paid back to you as commissions or other remuneration.

PAYMENTS - Each payment of principal and interest I make on this note will be applied first to any amount I owe you for charges which are neither interest nor principal, then to unpaid interest that is due and then to unpaid principal that is due. The remainder of each payment will be applied to interest that is not yet due. If you and I agree to a different application of payments, we will describe our agreement on this note. Any partial prepayment will not excuse or reduce any later scheduled payment until this note is paid in full (unless, when I make the prepayment, you and I agree in writing to the contrary). I may prepay a part of, or the entire balance of this loan without a penalty or fee, unless we specify to the contrary on page 1 of this note. The prepayment fee will not be charged on any renewal, extension or modification of the loan or demand for payment due to an event of default.

INTEREST - Interest accrues on the principal remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance, each advance will start to earn interest only when I receive the advance. The interest rate in effect on this note at any given time will apply to the entire principal sum outstanding at that time. Notwithstanding anything to the contrary, I do not agree to pay and you do not intend to charge any rate of interest that is higher than the maximum rate of interest you could charge under applicable law for the extension of credit that is agreed to in this note (either before or after maturity). If any notice of interest accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.

INDEX RATE - The index will serve only as a device for setting the interest rate on this note. You do not guarantee by selecting this index, or the margin, that the interest rate on this note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers.

ACCRUAL METHOD - The amount of interest that I will pay on this loan will be calculated using the interest rate and accrual method stated on page 1 of this note. For the purpose of interest calculation, the accrual method will determine the number of days in a "year". If no accrual method is stated, then you may use any reasonable accrual method for calculating interest.

POST MATURITY RATE - For purposes of deciding when the "Post Maturity Rate" (shown on page 1) applies, the term "maturity" means the date of the last scheduled payment indicated on page 1 of this note or the date you accelerate payment on the note, whichever is earlier.

SINGLE ADVANCE LOANS - If this is a single advance loan, you and I expect that you will make only one advance of principal. However, you may add other amounts to the principal if you make any payments described in the "PAYMENTS BY LENDER" paragraph on page 2.

MULTIPLE ADVANCE LOANS - If this is a multiple advance loan, you and I expect that you will make more than one advance of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.

SET-OFF - I agree that you may set-off any amount due and payable under this note against any right I have to receive money from you. "Right to receive money from you" means:

(1) any deposit account balance I have with you;
(2) any money owed to me on an item presented to you or in your possession for collection or exchange; and
(3) any repurchase agreement or other nondeposit obligation.

"Any amount due and payable under this note" means the total amount of which you are entitled to demand payment under the terms of this note at the time you set-off. This total includes any balance the due date for which you properly accelerate under this note.

If my right to receive money from you is also owned by someone who has not agreed to pay this note, your right of set-off will apply to my interest in the obligation and to any other amounts I could withdraw on my sole request or endorsement. Your right of set-off does not apply to an account or other obligation where my rights are only as a representative. It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.

You will not be liable for the dishonor of any check when the dishonor occurs because you set-off this debt against any of my accounts. I agree to hold you harmless from any such claims arising as a result of your exercise of your right to set-off.

REAL ESTATE AND RESIDENCE SECURITY - If this note is secured by real estate or a residence that is personal property, the existence of a default and your remedies for such a default will be determined by applicable law, by the terms of any separate instrument creating the security interest and, to the extent not prohibited by law and not contrary to the terms of the separate security instrument, by the "Default" and "Remedies" paragraphs herein.

DEFAULT - I will be in default if any one or more of the following occur: (1) I fail to make a payment under this note on time or in the amount due; (2) I fail to keep the Property insured, if required; (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other creditor of mine attempts to collect any debt I owe him through court proceedings; (5) I die, am declared incompetent, make an assignment for the benefit of creditors, or become insolvent (either because my liabilities exceed my assets or I am unable to pay my debts as they become due); (6) I make any written statement or provide any financial information that is untrue or inaccurate at the time it was provided; (7) I do or fail to do something which causes you to believe you will have difficulty collecting the amount I owe you; (8) any collateral securing this note is used in a manner or for a purpose which threatens confiscation by a legal authority; (9) I change my name or assume an additional name without first notifying you before making such a change; (10) I fail to plant, cultivate and harvest crops in due season; (11) any loan proceeds are used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.

REMEDIES - If I am in default under the terms of this note you have, but are not limited to, the following remedies:

(1) You may demand immediate payment of all I owe you under this note (principal, accrued unpaid interest and other accrued unpaid charges).
(2) You may set-off this debt against any right I have to the payment of money from you, subject to the terms of the "SET-OFF" paragraph herein.
(3) You may demand security, additional security, or additional parties to be obligated to pay this note as a condition for not using any other remedy.
(4) You may refuse to make advances to me or allow purchases on credit by me.
(5) You may use any remedy you have under state or federal law.
(6) You may make use of any remedy given to you in any agreement securing this note.

By selecting any one or more of these remedies you do not give up your right to use later any other remedy. By waiving your right to declare an event to be a default, you do not waive your right to consider later the event a default if it continues or happens again.

COLLECTION COSTS AND ATTORNEY'S FEES - I agree to pay all costs of collection, replevin or any other or similar type of cost if I am in default. In addition, if you hire an attorney to collect this note, I also agree to pay any fee, not to exceed 15 percent of the principal and interest then owed, you incur with such attorney plus court costs (except where prohibited by law). To the extent permitted by the United States Bankruptcy Code, I also agree to pay the reasonable attorney's fees and costs you incur to collect this debt as awarded by any court exercising jurisdiction under the Bankruptcy Code.

WAIVER - I give up my rights to require you to do certain things. I will not require you to:

(1) demand payment of amounts due (presentment);
(2) obtain official certification of nonpayment (protest);
(3) give notice that amounts due have not been paid (notice of dishonor); or
(4) give me notice prior to seizure of my personal property when you are seeking to foreclose a secured interest in any of my personal property used to secure a commercial transaction.

I waive any defenses I have based on suretyship or impairment of collateral.

OBLIGATIONS INDEPENDENT - I understand that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate guarantee or endorsement). You may sue me alone, or anyone else who is obligated on this note, or any number of us together, to collect this note. You may without notice release any party to this agreement without releasing any other party. If you give up any of your rights, with or without notice, it will not affect my duty to pay this note. Any extension of new credit to any of us, or renewal of this note by all or less than all of us will not release me from my duty to pay it. (Of course, you are entitled to only one payment in full.) I agree that you may at your option extend this note or the debt represented by this note, or any portion of the note or debt, from time to time without limit or notice and for any term without affecting my liability for payment of this note. I will not assign my obligation under this agreement without your prior written approval.

FINANCIAL INFORMATION - I agree and authorize you to obtain credit information about me from time to time (for example, by requesting a credit report) and to report to others your credit experience with me (such as a credit reporting agency). I agree to provide you, upon request, any financial statement or information you may deem necessary. I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.

NOTICE - Unless otherwise required by law, any notice to me shall be given by delivering it or by mailing it by first class mail addressed to me at my last known address. My current address is on page 1. I agree to inform you in writing of any change in my address. I will give any notice to you by mailing it first class to your address stated on page 1 of this note, or to any other address that you have designated.

RECORD RETENTION. I acknowledge and agree that you may from time to time retain information about me and documents I sign, including, but not limited to, this agreement and documents related to this loan (collectively, the "documents") electronically (such as in optical, digital or other electronic storage and retrieval system) and destroy the original documents. You and I agree and intend that any copy of any document produced by you from the electronic media shall have the same legal force and effect as the original documents for all purposes and in all circumstances, including, but not limited to, collection, admissibility, authentication, or any other legal purpose.

ADDENDUM TO NOTE

This Addendum to Note replaces the Section entitled OWNERSHIP AND DUTIES TOWARD PROPERTY of the Note given by Parks! America, Inc. ("Borrower") to Synovus Bank ("Lender") dated July 11, 2018.

OWNERSHIP AND DUTIES TOWARD PROPERTY – I represent that I own all of the Property, or to the extent this is a purchase money security interest I will accrue ownership of the Property with the proceeds of the loan. I will defend it against any other claim. Your claim to the Property is ahead of the claims of any other creditor. I agree to do whatever you require to protect your interest and to keep your claim in the Property ahead of the claims of other creditors. I will not do anything to harm your position. I will not use the Property for a purpose that will violate any laws or subject the Property to forfeiture or seizure.

I will keep books, records and accounts about the Property and my business in general. I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the Property.

I will keep the Property in my possession and will keep it in good repair and use it only for the purpose(s) described on page1 of this agreement. I will not change this specified use without your express written permission. I represent that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.

I will keep the Property at my address listed on page 1 of this agreement, unless we agree I may keep it at another location. If the Property is to be used in another state, I will give you a list of those states. I will not try to sell the Property unless it is inventory or I receive your written permission to do so. If I sell the Property I will have the payment made payable to the order of you and me.

You may demand immediate payment of the debt(s) if the debtor is not a natural person and without your prior written consent, a beneficial interest in the debtor is sold or transferred, or there is a change in either the identity or number of members of a partnership.

I will pay all taxes and charges on the Property as they become due. You have the right of reasonable access in order to inspect the Property. I will immediately inform you of any loss or damage to the Property.

If I fail to perform any of my duties under the security agreement, or any mortgage, deed of trust, lien or other security interest, you may without notice to me perform the duties or cause them to be performed. Your right to perform for me shall not create an obligation to perform and your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.

Borrower acknowledges having read all the provisions of this Addendum to Note and Borrower agrees to its terms. This agreement is effective as of July 11, 2018.

Borrower:
Parks! America, Inc.

By: [signature]
Dale Van Voorhis, Chairman & CEO

Agreed and consented to by:

(Corporate Seal)

Synovus Bank

By: [signature]
Title: Authorized Signer

(Bank Seal)

DEBTOR NAME AND ADDRESS	SECURED PARTY NAME AND ADDRESS
WILD ANIMAL SAFARI INC 1300 OAK GROVE RD PINE MOUNTAIN, GA 318224548	Synovus Bank 1148 Broadway Columbus, GA 31901

Type: ☐ individual ☐ partnership ☒ corporation ☐ ____________
State of organization/registration (if applicable) Georgia

COMMERCIAL SECURITY AGREEMENT

The date of this Commercial Security Agreement (Agreement) is July 11, 2018.

SECURED DEBTS. This Agreement will secure all sums advanced by Secured Party under the terms of this Agreement and the payment and performance of the following described Secured Debts that (check one) ☐ Debtor ☒ PARKS! AMERICA, INC. ____________ (Borrower) owes to Secured Party:

☐ **Specific Debts.** The following debts and all extensions, renewals, refinancings, modifications, and replacements (describe):

☒ **All Debts.** All present and future debts, even if this Agreement is not referenced, are secured by other collateral, or the future debt is unrelated to or of a different type than the current debt. Nothing in this Agreement is a commitment to make future loans or advances.

SECURITY INTEREST. To secure the payment and performance of the Secured Debts, Debtor gives Secured Party a security interest in all of the Property described in this Agreement that Debtor owns or has sufficient rights in which to transfer an interest, now or in the future, wherever the Property is or will be located, and all proceeds and products of the Property. "Property" includes all parts, accessories, repairs, replacements, improvements, and accessions to the Property; any original evidence of title or ownership; and all obligations that support the payment or performance of the Property. "Proceeds" includes anything acquired upon the sale, lease, license, exchange, or other disposition of the Property; any rights and claims arising from the Property; and any collections and distributions on account of the Property. This Agreement remains in effect until terminated in writing, even if the Secured Debts are paid and Secured Party is no longer obligated to advance funds to Debtor or Borrower.

PROPERTY DESCRIPTION. The Property is described as follows:

☐ **Inventory:** All inventory which Debtor holds for ultimate sale or lease, or which has been or will be supplied under contracts of service, or which are raw materials, work in process, or materials used or consumed in Debtor's business.

☐ **Equipment:** All equipment including, but not limited to, all machinery, vehicles, furniture, fixtures, manufacturing equipment, farm machinery and equipment, shop equipment, office and recordkeeping equipment, and parts and tools. All equipment described in a list or schedule which Debtor gives to Secured Party will also be included in the secured property, but such a list is not necessary for a valid security interest in Debtor's equipment.

☐ **Farm Products:** All farm products including, but not limited to:
(a) all poultry and livestock and their young, along with their products, produce and replacements;
(b) all crops, annual or perennial, and all products of the crops;
(c) all feed, seed, fertilizer, medicines, and other supplies used or produced in Debtor's farming operations; and
(d) all aquatic goods produced in aquacultural operations.

☐ **Accounts:** All rights Debtor has now and may have in the future to the payment of money including, but not limited to:
(a) payment for goods and other property sold or leased or for services rendered, whether or not Debtor has earned such payment by performance;
(b) rights to payment arising out of all present and future debt instruments, chattel paper and loans and obligations receivable;
(c) all rights Debtor has under any policy of insurance which is a right to payment of a monetary obligation for health care goods or services provided (e.g., health care insurance receivables); and
(d) credit card receivables and license fees.
The above include any supporting obligations, rights and interests (including all liens and security interests) which Debtor may have by law or agreement against any account debtor or obligor of Debtor.

☐ **Instruments (including Promissory Notes), Documents, Chattel Paper (including electronic chattel paper), Letters of Credit Rights, and Other Rights to Payment:** Any rights, and interests, (including all liens and security interests) which Debtor may have by law or agreements against any account debtor or obligor of Debtor.

☐ **General Intangibles:** All general intangibles including, but not limited to, payment intangibles, tax refunds, applications for patents, patents, copyrights, trademarks, trade secrets, good will, trade names, customer lists, permits and franchises, and the right to use Debtor's name.

☐ **Deposit Accounts:** All rights Debtor has now and may have in the future to any demand, time, savings, passbook or similar account maintained at any financial institution.

☐ **Investment Property:** All rights Debtor has now and may have in the future to any certificated or uncertificated security, security entitlement, securities account, commodity contract, commodity account or financial asset.

☐ **Software:** All rights Debtor has and may have in the future to any computer program and supporting information provided in connection with the program.

☐ **Commercial Tort Claims:** All rights Debtor has now and may have in the future arising out of that certain tort claim more particularly described as follows (Provide description of tort claim) ____________

☐ **Government Payments and Programs:** All payments, accounts, general intangibles, or other benefits (including, but not limited to, payments in kind, deficiency payments, letters of entitlement, warehouse receipts, storage payments, emergency assistance payments, diversion payments, and conservation reserve payments) in which Debtor now has and in the future may have any rights or interests and which arise under or as a result of any preexisting, current or future federal or state governmental program (including, but not limited to, all programs administered by the Commodity Credit Corporation and ASCS).

☒ **The Property includes, but is not limited by, the following:**

PROPERTY DESCRIBED IN DEED TO SECURE DEBT DATED 07/11/2018, TROUP COUNTY, GA

If this agreement covers timber to be cut, minerals (including oil and gas), fixtures or crops growing or to be grown, the legal description is:

USE OF PROPERTY. The Property will be used for ☐ personal ☒ business ☐ agricultural ☐ ____________ purposes.

SIGNATURES. Debtor agrees to the terms on pages 1 and 2 of this Agreement and acknowledges receipt of a copy of this Agreement.

DEBTOR: WILD ANIMAL SAFARI INC	SECURED PARTY:
By: [signature] Dale Van Voorhis, CEO	By: [signature] Williams, Holly A
By: ____________	Title: Authorized Signer

GENERAL PROVISIONS. Each Debtor's obligations under this Agreement are independent of the obligations of any other Debtor. Secured Party may sue each Debtor individually or together with any other Debtor. Secured Party may release any part of the Property and Debtor will remain obligated under this Agreement. The duties and benefits of this Agreement will bind the successors and assigns of Debtor and Secured Party. No modification of this Agreement is effective unless made in writing and signed by Debtor and Secured Party. Whenever used, the plural includes the singular and the singular includes the plural. Time is of the essence.

APPLICABLE LAW. This Agreement is governed by the laws of the state in which Secured Party is located. In the event of a dispute, the exclusive forum, venue, and place of jurisdiction will be the state in which Secured Party is located, unless otherwise required by law. If any provision of this Agreement is unenforceable by law, the unenforceable provision will be severed and the remaining provisions will still be enforceable.

NAME AND LOCATION. Debtor's name indicated on page 1 is Debtor's exact legal name. If Debtor is an individual, Debtor's address is Debtor's principal residence. If Debtor is not an individual, Debtor's address is the location of Debtor's chief executive offices or sole place of business. If Debtor is an entity organized and registered under state law, Debtor has provided Debtor's state of registration on page 1. Debtor will provide verification of registration and location upon Secured Party's request. Debtor will provide Secured Party with at least 30 days notice prior to any change in Debtor's name, address, or state of organization or registration.

WARRANTIES AND REPRESENTATIONS. Debtor has the right, authority, and power to enter into this Agreement. The execution and delivery of this Agreement will not violate any agreement governing Debtor or Debtor's property, or to which Debtor is a party. Debtor makes the following warranties and representations which continue as long as this Agreement is in effect:

(1) Debtor is duly organized and validly existing in all jurisdictions in which Debtor does business;
(2) the execution and performance of the terms of this Agreement have been duly authorized, have received all necessary governmental approval, and will not violate any provision of law or order;
(3) other than previously disclosed to Secured Party, Debtor has not changed Debtor's name or principal place of business within the last 10 years and has not used any other trade or fictitious name; and
(4) Debtor does not and will not use any other name without Secured Party's prior written consent.

Debtor owns all of the Property, and Secured Party's claim to the Property is ahead of the claims of any other creditor, except as otherwise agreed and disclosed to Secured Party prior to any advance on the Secured Debts. The Property has not been used for any purpose that would violate any laws or subject the Property to forfeiture or seizure.

DUTIES TOWARD PROPERTY. Debtor will protect the Property and Secured Party's interest against any competing claim. Except as otherwise agreed, Debtor will keep the Property in Debtor's possession at the address indicated on page 1 of this Agreement. Debtor will keep the Property in good repair and use the Property only for purposes specified on page 1. Debtor will not use the Property in violation of any law and will pay all taxes and assessments levied or assessed against the Property. Secured Party has the right of reasonable access to inspect the Property, including the right to require Debtor to assemble and make the Property available to Secured Party. Debtor will immediately notify Secured Party of any loss or damage to the Property. Debtor will prepare and keep books, records, and accounts about the Property and Debtor's business, to which Debtor will allow Secured Party reasonable access.

Debtor will not sell, offer to sell, license, lease, or otherwise transfer or encumber the Property without Secured Party's prior written consent. Any disposition of the Property will violate Secured Party's rights, unless the Property is inventory sold in the ordinary course of business at fair market value. If the Property includes chattel paper or instruments, either as original collateral or as proceeds of the Property, Debtor will record Secured Party's interest on the face of the chattel paper or instruments.

If the Property includes accounts, Debtor will not settle any account for less than the full value, dispose of the accounts by assignment, or make any material change in the terms of any account without Secured Party's prior written consent. Debtor will collect all accounts in the ordinary course of business, unless otherwise required by Secured Party. Debtor will keep the proceeds of the accounts, and any goods returned to Debtor, in trust for Secured Party and will not commingle the proceeds or returned goods with any of Debtor's other property. Secured Party has the right to require Debtor to pay Secured Party the full price on any returned items. Secured Party may require account debtors to make payments under the accounts directly to Secured Party. Debtor will deliver the accounts to Secured Party at Secured Party's request. Debtor will give Secured Party all statements, reports, certificates, lists of account debtors (showing names, addresses, and amounts owing), invoices applicable to each account, and any other data pertaining to the accounts as Secured Party requests.

If the Property includes farm products, Debtor will provide Secured Party with a list of the buyers, commission merchants, and selling agents to or through whom Debtor may sell the farm products. Debtor authorizes Secured Party to notify any additional parties regarding Secured Party's interest in the Debtor's farm products, unless prohibited by law. Debtor agrees to plant, cultivate, and harvest crops in due season. Debtor will not use any loan proceeds for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce or to make possible the production of an agricultural commodity, as further explained in 7 CFR Part 1940, Subpart G, Exhibit M.

If Debtor pledges the Property to Secured Party (delivers the Property into the possession or control of Secured Party or a designated third party), Debtor will, upon receipt, deliver any proceeds and products of the Property to Secured Party. Debtor will provide Secured Party with any notices, documents, financial statements, reports, and other information relating to the Property Debtor receives as the owner of the Property.

PERFECTION OF SECURITY INTEREST. Debtor authorizes Secured Party to file a financing statement covering the Property. Debtor will comply with, facilitate, and otherwise assist Secured Party in connection with obtaining possession or control over the Property for purposes of perfecting Secured Party's interest under the Uniform Commercial Code.

INSURANCE. Debtor agrees to keep the Property insured against the risks reasonably associated with the Property until the Property is released from this Agreement. Debtor will maintain this insurance in the amounts Secured Party requires. Debtor may choose the insurance company, subject to Secured Party's approval, which will not be unreasonably withheld. Debtor will have the insurance provider name Secured Party as loss payee on the insurance policy. Debtor will give Secured Party and the insurance provider immediate notice of any loss. Secured Party may apply the insurance proceeds toward the Secured Debts. Secured Party may require additional security as a condition of permitting any insurance proceeds to be used to repair or replace the Property. If Secured Party acquires the Property in damaged condition, Debtor's rights to any insurance policies and proceeds will pass to Secured Party to the extent of the Secured Debts. Debtor will immediately notify Secured Party of the cancellation or termination of insurance. If Debtor fails to keep the Property insured, or fails to provide Secured Party with proof of insurance, Secured Party may obtain insurance to protect Secured Party's interest in the Property. The insurance may include coverages not originally required of Debtor, may be written by a company other than one Debtor would choose, and may be written at a higher rate than Debtor could obtain if Debtor purchased the insurance.

AUTHORITY TO PERFORM. Debtor authorizes Secured Party to do anything Secured Party deems reasonably necessary to protect the Property and Secured Party's interest in the Property. If Debtor fails to perform any of Debtor's duties under this Agreement, Secured Party is authorized, without notice to Debtor, to perform the duties or cause them to be performed. These authorizations include, but are not limited to, permission to pay for the repair, maintenance, and preservation of the Property and take any action to realize the value of the Property. Secured Party's authority to perform for Debtor does not create an obligation to perform, and Secured Party's failure to perform will not preclude Secured Party from exercising any other rights under the law or this Agreement.

If Secured Party performs for Debtor, Secured Party will use reasonable care. Reasonable care will not include any steps necessary to preserve rights against prior parties or any duty to take action in connection with the management of the Property.

If Secured Party comes into possession of the Property, Secured Party will preserve and protect the Property to the extent required by law. Secured Party's duty of care with respect to the Property will be satisfied if Secured Party exercises reasonable care in the safekeeping of the Property or in the selection of a third party in possession of the Property.

Secured Party may enforce the obligations of an account debtor or other person obligated on the Property. Secured Party may exercise Debtor's rights with respect to the account debtor's or other person's obligations to make payment or otherwise render performance to Debtor, and enforce any security interest that secures such obligations.

PURCHASE MONEY SECURITY INTEREST. If the Property includes items purchased with the Secured Debts, the Property purchased with the Secured Debts will remain subject to Secured Party's security interest until the Secured Debts are paid in full. Payments on any non-purchase money loan also secured by this Agreement will not be applied to the purchase money loan. Payments on the purchase money loan will be applied first to the non-purchase money portion of the loan, if any, and then to the purchase money portion in the order in which the purchase money Property was acquired. If the purchase money Property was acquired at the same time, payments will be applied in the order Secured Party selects. No security interest will be terminated by application of this formula.

DEFAULT. Debtor will be in default if:

(1) Debtor (or Borrower, if not the same) fails to make a payment in full when due;
(2) Debtor fails to perform any condition or keep any covenant on this or any debt or agreement Debtor has with Secured Party;
(3) a default occurs under the terms of any instrument or agreement evidencing or pertaining to the Secured Debts; and
(4) anything else happens that either causes Secured Party to reasonably believe that Secured Party will have difficulty in collecting the Secured Debts or significantly impairs the value of the Property.

REMEDIES. After Debtor defaults, and after Secured Party gives any legally required notice and opportunity to cure the default, Secured Party may at Secured Party's option do any one or more of the following:

(1) make all or any part of the Secured Debts immediately due and accrue interest at the highest post-maturity interest rate;
(2) require Debtor to gather the Property and make it available to Secured Party in a reasonable fashion;
(3) enter upon Debtor's premises and take possession of all or any part of Debtor's property for purposes of preserving the Property or its value and use and operate Debtor's property to protect Secured Party's interest, all without payment or compensation to Debtor; and
(4) use any remedy allowed by state or federal law, or provided in any agreement evidencing or pertaining to the Secured Debts.

If Secured Party repossesses the Property or enforces the obligations of an account debtor, Secured Party may keep or dispose of the Property as provided by law. Secured Party will apply the proceeds of any collection or disposition first to Secured Party's expenses of enforcement, which includes reasonable attorneys' fees and legal expenses to the extent not prohibited by law, and then to the Secured Debts. Debtor (or Borrower, if not the same) will be liable for the deficiency, if any.

By choosing any one or more of these remedies, Secured Party does not give up the right to use any other remedy. Secured Party does not waive a default by not using a remedy.

WAIVER. Debtor waives all claims for damages caused by Secured Party's acts or omissions where Secured Party acts in good faith.

NOTICE AND ADDITIONAL DOCUMENTS. Where notice is required, Debtor agrees that 10 days prior written notice will be reasonable notice to Debtor under the Uniform Commercial Code. Notice to one party is notice to all parties. Debtor agrees to sign, deliver, and file any additional documents and certifications Secured Party considers necessary to perfect, continue, or preserve Debtor's obligations under this Agreement and to confirm Secured Party's lien status on the Property.

RECORD RETENTION. Debtor acknowledges and agrees that Secured Party may from time to time retain information about Debtor and documents Debtor (or Borrower, if not the same) signs, including, but not limited to, this Agreement and documents related to the Secured Debts (collectively, the "documents") electronically (such as in optical, digital or other electronic storage and retrieval system) and destroy the original documents. Secured Party and Debtor (or Borrower, if not the same) agree and intend that any copy of any document produced by them from the electronic media shall have the same legal force and effect as the original documents for all purposes and in all circumstances, including, but not limited to, collection, admissibility, authentication, or any other legal purpose.

Please return to:
Thornton & Graham
200 Church Street
LaGrange, GA 30240

COMMERCIAL DEED TO SECURE DEBT AND SECURITY AGREEMENT

STATE OF GEORGIA
COUNTY OF Troup

THIS COMMERCIAL DEED TO SECURE DEBT AND SECURITY AGREEMENT ("deed"), made and entered into this 11th day of July, 2018, by and between WILD ANIMAL SAFARI INC, a/an Corporation ("Grantor"), whose mailing address is 1300 OAK GROVE RD, PINE MOUNTAIN, GA 318224548, and Synovus Bank, a Corporation ("Grantee") whose mailing address is 1148 Broadway, Columbus, GA 31901;

WITNESSETH THAT:

WHEREAS, PARKS! AMERICA, INC., a/an Corporation ("Borrower"), whose mailing address is 1300 OAK GROVE RD, PINE MOUNTAIN, GA 318224548, is justly indebted to Grantee in the sum of one million six hundred thousand and 00/100 DOLLARS ($1,600,000.00) in lawful money of the United States of America, and has agreed to pay the same, with interest thereon, according to the terms of a certain promissory note given by Borrower to Grantee to evidence said indebtedness, bearing even date herewith, having a final maturity date of June 11, 2021, such note, as the same may be amended, renewed, replaced, or extended from time to time, being incorporated herein by this reference (as amended, renewed, replaced, or extended, the "Note");

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Grantor, and in order to secure the payment of the Note and the Secured Indebtedness as defined hereinbelow, Grantor has granted, bargained, sold, and conveyed, and by these presents does grant, bargain, sell, and convey, unto Grantee the following described property, to-wit:

ALL THAT TRACT OR PARCEL OF LAND situate lying and being in Troup County, Georgia, and being more particularly described in Exhibit "A" attached hereto and by this reference made a part hereof;

TOGETHER with all buildings, structures, and other improvements now or hereafter located on said property, or any part and parcel thereof; and

TOGETHER with all rights, title, and interest of Grantor in and to the minerals, flowers, shrubs, crops, trees, timber, and other emblements now or hereafter on said property or above the same or any part or parcel thereof; and

TOGETHER with all and singular the tenements, hereditaments, easements, and appurtenances thereunto belonging or in any wise appertaining, and the reversion or reversions, remainder and remainders, rents, issues, and profits thereof; and also all the estate, right, title, interest, claim, and demand whatsoever of Grantor of, in, and to the same and of, in, and to every part and parcel thereof; and

TOGETHER with all fittings and fixtures, whether actually or constructively attached to said property and including all attached machinery, equipment, apparatus, and all trade, domestic, and ornamental fixtures, appliances, and articles of personal property of every kind and nature whatsoever, now or hereafter located in, upon, or under said property or any part thereof and used or usable in connection with any present or future operation of said property and now owned or hereafter acquired by Grantor (hereinafter collectively called "Equipment") including, but without limiting the generality of the foregoing, all heating, air conditioning, freezing, lighting, laundry, cooking, incinerating, and

power equipment; engines; pipes; pumps; tanks; motors; conduits; switchboards; plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, and communications apparatus; boilers, ranges, furnaces, oil burners, or units thereof; appliances; air-cooling and air conditioning apparatus; vacuum cleaning systems; elevators; escalators; shades; awnings; screens; storm doors and windows; stoves; wall beds; refrigerators; dishwashers; attached cabinets; partitions; ducts and compressors; rugs and carpets; mirrors; mantles; draperies; furniture and furnishings; all building materials, supplies, and equipment now or hereafter delivered to said property and intended to be installed therein; all additions to and renewals or replacements of all of the foregoing, and all proceeds and profits of all of the foregoing; and

TOGETHER with any and all rents which are now due or may hereafter become due by reason of the renting or leasing of the property, the improvements thereon, and Equipment; and

TOGETHER with any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (a) the exercise of the right of eminent domain, (b) the alteration of the grade of any street, or (c) any other injury to, taking of, or decrease in the value of, the property, to the extent of all amounts which may be secured by this deed at the date of receipt of any such award or payment by Grantee and of the reasonable attorneys' fees, costs, and disbursements incurred by Grantee in connection with the collection of such award or payment.

TO HAVE AND TO HOLD all the aforesaid property, property rights, contract rights, Equipment, and claims (all of which are collectively referred to herein as the "Premises") to the use, benefit, and behoof of Grantee, forever, in FEE SIMPLE.

Grantor warrants that Grantor has good title to the Premises, and is lawfully seized and possessed of the Premises and every part thereof, and has the right to convey same; that the Premises are unencumbered except as may be expressly provided in Exhibit "B" attached hereto and by this reference made a part hereof; and Grantor will forever warrant and defend the title to the Premises unto Grantee against the claims of all persons whomsoever.

By execution hereof by the Grantor and acceptance hereof by the Grantee, the parties hereto hereby affirmatively state that they intend to create and establish a perpetual or indefinite security interest in favor of Grantee in the Premises conveyed hereby pursuant to Official Code of Georgia Annotated ("O.C.G.A.") § 44-14-80(a)(1) or § 44-14-80(a)(2), as applicable, and agree that title to the Premises conveyed hereby shall not revert to Grantor until the expiration of the longest period of time permitted under whichever of said subsections as shall be applicable to this conveyance, or if later, the date determined in accordance with O.C.G.A. § 44-14-80(b) or § 44-14-80(c), as applicable, if any portion or all of the indebtedness secured hereby is extended or renewed.

This instrument is a deed and security agreement passing legal title pursuant to the laws of the State of Georgia governing conveyances of property to secure debt and security agreements and is not a mortgage.

This deed is made and intended to secure the payment of the indebtedness of Borrower to Grantee evidenced by the Note in accordance with the terms thereof, together with any and all other indebtedness or liability of any nature, whether direct or indirect, absolute, contingent or otherwise, now owing or which may hereafter be owing by Borrower to Grantee, however and whenever incurred, whether as principal, maker, endorser, guarantor, indemnitor, surety or otherwise, whether individually and separately or jointly with others (and whether or not such others are parties hereto), and all renewals, extensions or modifications of the Note or other indebtedness, either in whole or in part (all of which are collectively referred to herein as the "Secured Indebtedness").

Grantor covenants and agrees as follows:

1. Payment of Secured Indebtedness. Grantor, if also Borrower, shall pay to Grantee the Secured Indebtedness with interest thereon as in the Note or any other instrument or document pertaining to said Secured Indebtedness provided.

2. Taxes and Insurance Premiums. Grantor shall pay, when due and payable, (a) all taxes, assessments, general or special, and other charges levied on, or assessed, placed, or made against the Premises, this instrument, or the Secured Indebtedness or any interest of Grantee in the Premises or the obligations secured hereby; (b) premiums on policies of fire and other hazard insurance covering the Premises, as required in Article 3 herein; (c) premiums on all collaterally pledged life insurance policies, if any; (d) premiums for title insurance, if this deed and the Note are so insured; and (e) ground rents or other lease rentals, if any, payable by Grantor. Grantor shall promptly deliver to Grantee receipts showing payment in full of all of the above items. Upon notification from Grantee, Grantor shall pay to Grantee (together with and in addition to the payments of principal and interest payable under the terms of the Note secured hereby if Grantor also is Borrower), on the installment-paying dates of the Note, until said Note is fully paid or until notification from Grantee to the contrary, an amount reasonably sufficient (as estimated by Grantee) to provide Grantee with funds to pay said taxes, assessments, insurance premiums, rents, and other charges next due so that Grantee will have sufficient funds on hand to pay same thirty (30) days before the date on which they become past due. In no event shall Grantee be liable for any interest on any amount paid to it as herein required, and the money so

received may be held and commingled with its own funds, pending payment or application thereof as herein provided. In the event Grantee has required Grantor to pay to Grantee amounts estimated to be necessary to pay said taxes, assessments, insurance premiums and the like as provided hereinabove, then Grantor shall furnish to Grantee, at least thirty (30) days before the date on which the same will become past due, an official statement of the amount of said taxes, assessments, insurance premiums, and rents next due, and Grantee shall pay said charges up to the amount of the then unused credit therefor as and when they become severally due and payable. An official receipt therefor shall be conclusive evidence of such payment and of the validity of such charges. Grantee may, at its option, pay any of these charges when payable, either before or after they become past due, without notice, or make advances therefor in excess of the then amount of credit for said charges. The excess amount advanced shall become a debt due by Grantor to Grantee, shall bear interest at the rate of interest specified in the Note from date of advancement, and shall be immediately due and payable to Grantee upon demand by Grantee. Grantee may apply credits held by it for the above charges, or any part thereof, on account of any delinquent installments of principal or interest or any other payments maturing or due under this instrument, and the amount of credit existing at any time shall be reduced by the amount thereof paid or applied as herein provided. The amount of the existing credit hereunder at the time of any transfer of the Premises shall, without assignment thereof, inure to the benefit of the successor-owner of the Premises and shall be applied under and subject to all of the provisions hereof. Upon payment in full of the Secured Indebtedness, the amount of any unused credit shall be paid over to the person entitled to receive it.

3. Insurance Requirements; Damage and Destruction.

(a) Grantor shall keep the Premises insured for the benefit of Grantee against loss or damage by fire, lightning, windstorm, hail, collapse, explosion, malicious mischief, riot, riot attending a strike, civil commotion, terrorism, aircraft, vehicles, and smoke and such other hazards as Grantee may from time to time require, all in amounts approved by Grantee not exceeding 100% of the full insurable value (replacement value) thereof; all insurance herein provided for shall be in form and written by companies approved by Grantee; and, regardless of the types or amounts of insurance required and approved by Grantee, Grantor shall assign and deliver to Grantee, as collateral and further security for the payment of the Secured Indebtedness, all policies of insurance which insure against any loss or damage to the Premises, with loss payable to Grantee, without contribution by Grantee, pursuant to the New York Standard or other mortgagee clause satisfactory to Grantee. If Grantee, by reason of such insurance, receives any money for loss or damage, such amount may, at the option of Grantee, be retained and applied by Grantee toward payment of the Secured Indebtedness, or be paid over, wholly or in part, to Grantor for the repair or replacement of the Premises or any part thereof, or for any other purpose or object satisfactory to Grantee, but Grantee shall not be obligated to see to the proper application of any amount paid over to Grantor.

(b) Not less than ten (10) days prior to the expiration date of each policy of insurance required of Grantor pursuant to this Article 3, and of each policy of insurance held as additional collateral to secure Secured Indebtedness, Grantor shall deliver to Grantee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Grantee.

(c) In the event of a foreclosure of this deed, the purchaser of the Premises shall succeed to all the rights of Grantor, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to Grantee, with respect to all property conveyed and to be conveyed by this deed, pursuant to the provisions of this Article 3.

4. Maintenance of Premises. Grantor shall maintain the Premises in good condition and repair, shall not commit or suffer any waste to the Premises, and shall comply with, or cause to be complied with, all restrictive covenants, statutes, ordinances, and requirements of any governmental authority relating to the Premises and the use thereof or any part thereof. Grantor shall promptly repair, restore, replace, or rebuild any part of the Premises, now or hereafter encumbered by this deed, which may be affected by any proceeding of the character referred to in Article 6 herein. No part of the Premises, including, but not limited to, any building, structure, parking lot, driveway, landscape scheme, timber or other ground improvement, equipment or other property, now or hereafter conveyed as security by or pursuant to this deed, shall be removed, demolished, or materially altered without the prior written consent of Grantee. Grantor shall complete, within a reasonable time, and pay for any building, structure, or other improvement at any time in the process of construction on the property herein conveyed. Grantor shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Premises or any part thereof without the express prior written consent of Grantee. Grantee and any persons authorized by Grantee shall have the right to enter and inspect the Premises at all reasonable times, and access thereto shall be permitted for that purpose.

5. Further Assurances. Grantor shall execute and deliver (and pay the costs of preparation and recording thereof) to Grantee and to any subsequent holder hereof from time to time, upon demand, any further instrument or instruments, including, but not limited to, security deeds, security agreements, financing statements and assignments, so as to reaffirm, to correct, and to perfect the legal security title of Grantee to all or any part of the Premises intended to be hereby conveyed, whether now conveyed, later substituted for, or acquired subsequent to the date of this deed and extensions or modifications thereof. Grantor, if also Borrower, upon request, made

either personally or by mail, shall certify by a writing, duly acknowledged, to Grantee or to any proposed assignee of this deed, the amount of principal and interest then owing on the Secured Indebtedness and whether or not any offsets or defenses exist against the Secured Indebtedness, within six (6) days in case the request is made personally, or within ten (10) days after the mailing of such request in case the request is made by mail.

6. Condemnation. Notwithstanding any taking of any property herein conveyed or agreed to be conveyed, by eminent domain, alteration of the grade of any street, or other injury to, or decrease in value of, the Premises by any public or quasi-public authority or corporation, Borrower shall continue to pay principal and interest on the Secured Indebtedness, and any reduction in the Secured Indebtedness resulting from the application by Grantee of any award or payment for such taking, alterations, injury, or decrease in value of the Premises, as hereinafter set forth, shall be deemed to take effect only on the date of such receipt; and said award or payment may, in the sole discretion of Grantee, be retained and applied by Grantee toward payment of the Secured Indebtedness, or be paid over, wholly or in part, to Grantor for the purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged, or destroyed as a result of any such taking, alteration of grade, or other injury to the Premises, or for any other purpose or object satisfactory to Grantee, but Grantee shall not be obligated to see to the application of any amount paid over to Grantor. If, prior to the receipt by Grantee of such award or payment, the Premises shall have been sold on foreclosure of this deed, Grantee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this deed shall have been sought or recovered or denied, and of the reasonable attorneys' fees, costs, and disbursements incurred by Grantee in connection with the collection of such award or payment.

7. Information Regarding the Premises. Grantor shall deliver to Grantee, at any time within thirty (30) days after notice and demand by Grantee, but not more frequently than once per month, (a) a statement in such reasonable detail as Grantee may request, certified by Grantor, of the leases relating to the Premises, and (b) a statement in such reasonable detail as Grantee may request, certified by Grantor, of the income from and expenses of any one or more of the following: (i) the conduct of any business on the Premises, (ii) the operation of the Premises, or (iii) the leasing of the Premises or any part thereof, for the last twelve (12)-month calendar period prior to the giving of such notice, and, on demand, Grantor shall furnish to Grantee executed counterparts of any such leases for the audit and verification of any such statement.

8. Events of Default. Each of the following events shall constitute an "Event of Default" under this deed:

(a) should Borrower fail to pay the Secured Indebtedness or any part thereof, when and as the same shall become due and payable;

(b) should any warranty or representation of Grantor herein contained or should any warranty or representation of Borrower contained in the Note or should any warranty or representation of Grantor or Borrower contained in any instrument, transfer, certificate, statement, conveyance, assignment, or loan agreement given with respect to the Secured Indebtedness prove untrue or misleading in any material respect;

(c) should the Premises be subject to actual or threatened waste, or any part thereof be removed, demolished, or materially altered so that the value of the Premises be diminished, except as provided for in Article 6 herein;

(d) should any federal tax lien or claim of lien for labor or material be filed of record against Grantor or against the Premises and not be removed by payment or bond within thirty (30) days from date of recording;

(e) should a third party successfully assert the priority of a lien, security interest, or security deed over that of this deed;

(f) should Borrower or Grantor make any assignment for the benefit of creditors, or should a receiver, liquidator, or trustee of Borrower or Grantor or of any of Borrower's or Grantor's properties be appointed, or should any petition for the bankruptcy, reorganization, or arrangement of Borrower or Grantor, pursuant to the federal Bankruptcy Act or any similar statute, be filed, or should Borrower or Grantor be adjudicated as bankrupt or insolvent, or should Borrower or Grantor in any proceeding admit its insolvency or inability to pay its debts as they fall due or should Borrower or Grantor, if an individual, die, or should Borrower or Grantor, if a corporation, be liquidated or dissolved or its articles of incorporation expire or be revoked, or, if a limited liability company, partnership or business association, be dissolved or partitioned, or, if a trust, be terminated or expire;

(g) should Borrower or Grantor fail to keep, observe, perform, carry out, and execute in every particular their respective covenants, agreements, obligations, and conditions set out in this deed, the Note, or any other document or instrument securing or given with respect to the Secured Indebtedness, or should a default or event of default occur under the Note or any such other document or instrument;

(h) should any event occur under any instrument, deed, or agreement, given or made by Grantor to or with any third party, which would authorize the acceleration of any debt to any such third party the acceleration of which would materially affect Borrower's ability to pay when due any amounts owed to Grantee;

(i) should there occur any sale, transfer, leasing or encumbering of the Premises or any portion thereof, without the express prior written consent of Grantee;

(j) should there occur any change in the legal or equitable ownership of a controlling interest in Grantor, or any change in the management of Grantor, if in Grantee's sole judgment such change materially and adversely affects the ability of Grantor to perform Grantor's obligations under this deed; or

(k) should Grantee, in good faith, deem itself insecure regarding the payment of any of the Secured Indebtedness.

9. Remedies. Upon occurrence of an Event of Default, Grantee shall be entitled to exercise any one or more of the following remedies:

(a) enter upon and take possession of the Premises without the appointment of a receiver, or an application therefor, employ a managing agent of the Premises and let the same, either in its own name, or in the name of Grantor, and receive the rents, incomes, issues, and profits of the Premises and apply the same, after payment of all necessary charges and expenses, on account of the Secured Indebtedness, and Grantor will transfer and assign to Grantee, in form satisfactory to Grantee, Grantor's lessor interest in any lease now or hereafter affecting the whole or any part of the Premises;

(b) pay any sums in any form or manner deemed expedient by Grantee to protect the security of this instrument or to cure any Event of Default other than payment of interest or principal on Secured Indebtedness; make any payment hereby authorized to be made according to any bill, statement, or estimate furnished or procured from the appropriate public officer or the party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such public officer or other party in the hands of Grantee shall be conclusive evidence of the validity and amount of items so paid, in which event the amounts so paid, with interest thereon from the date of such payment at the rate of interest specified in the Note, shall be a debt from Grantor to Grantee which shall be secured hereby and which shall be immediately due and payable to Grantee; and Grantee shall be subrogated to any encumbrance, lien, claim, or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by Grantee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security to this instrument;

(c) declare the entire Secured Indebtedness immediately due, payable, and collectible, subject to any notice provisions as provided herein, regardless of maturity, and, in that event, the entire Secured Indebtedness shall become immediately due, payable, and collectible;

(d) sell and dispose of the Premises at public auction, at the usual place for conducting sales at the courthouse in the county where the Premises or any part thereof may be, to the highest bidder for cash, first advertising the time, terms, and place of such sale by publishing a notice thereof once a week for four (4) consecutive weeks (without regard to the actual number of days) in a newspaper in which sheriff's advertisements are published in said county, all other notice being hereby waived by Grantor; and Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Premises in fee simple, which conveyance may contain recitals as to the happening of the default upon which the execution of the power of sale, herein granted, depends, and, said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Grantee, its agents, representatives, successors, or assigns, may bid and purchase at such sale; and Grantor hereby constitutes and appoints Grantee or its assigns, agent and attorney-in-fact to make such recitals, sale, and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and Grantor agrees that such recitals shall be binding and conclusive upon Grantor and that the conveyance to be made by Grantee, or its assigns (and in the event of a deed in lieu of foreclosure, then as to such conveyance) shall be effectual to bar all right, title, and interest, equity of redemption, including all statutory redemption, homestead and all other exemptions of Grantor, or its successors in interest, in and to said Premises; and Grantee, or its assigns, shall collect the proceeds of such sale, reserving therefrom all unpaid Secured Indebtedness with interest then due thereon, and all amounts advanced by Grantee for taxes, assessments, fire insurance premiums, and other charges, with interest at the rate of interest specified in the Note thereon from date of payment, together with all costs and charges for advertising, and commissions for selling the Premises, and reasonable attorneys' fees actually incurred and pay over any surplus to Grantor (in the event of deficiency, Borrower shall immediately on demand from Grantee pay over to Grantee, or its nominee, such deficiency); and, in case of a sale, as herein provided, Grantor or any person in possession under Grantor shall then become and be tenants holding over, and shall forthwith deliver possession to the purchaser at such sale, or be

SNV00066

summarily dispossessed in accordance with the provisions of law applicable to tenants holding over; the power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are in addition to any and all other remedies which Grantee may have at law or in equity; or

(e) With respect to the Equipment and any other personal property and fixtures in which a security interest is herein granted, to exercise any or all of the rights accruing to a secured party under the Uniform Commercial Code of the State of Georgia (O.C.G.A. § 11-9-101 et seq.) and any other applicable law. Grantor shall, if Grantee requests, assemble all tangible items of such personal property and make them available to Grantee at a place or places to be designated by the Grantee, which shall be reasonably convenient to the Grantor. Any notice required by law to be given by Grantee of any sale or other disposition of the Equipment may be personally delivered to the Grantor or deposited in the United States mail with postage prepaid duly addressed to the Grantor at its address last known to Grantee at least ten (10) business days prior to such proposed sale or other disposition, and such shall constitute reasonable and legally sufficient notice to the Grantor of any such action.

Grantee, in any action to foreclose this deed, or upon the occurrence of any Event of Default, shall be at liberty to apply for the appointment of a receiver of the rents and profits or of the Premises, or both, without notice, and shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due Grantee, or the solvency of any person or corporation liable for the payment of such amounts.

In case of any sale under this deed by virtue of the exercise of the power herein granted, or pursuant to any order in any judicial proceedings or otherwise, at the election of Grantee, the Premises or any part thereof may be sold in one parcel and as an entirety, or in such parcels, manner, or order as Grantee in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust the power unless the entire Premises are sold or the Secured Indebtedness is paid in full.

10. Waiver of Homestead Exemption Rights. If an individual, Grantor, for Grantor and Grantor's family, hereby waives and renounces all homestead exemption rights provided for by the Constitution and Laws of the United States or the State of Georgia in and to the Premises as against the collection of the Secured Indebtedness, or any part thereof.

11. Time of the Essence. Grantor agrees that where, by the terms of the conveyance made herein, or the Note or any of the other Secured Indebtedness secured hereby, a day is named or a time fixed for the payment of any sum of money or the performance of any agreement, the time stated enters into the consideration and is of the essence of the whole contract.

12. Waiver. The interest of Grantee hereunder and the Secured Indebtedness secured hereby arise from a "commercial transaction" within the meaning of O.C.G.A. § 44-14-260. Accordingly, Grantor hereby expressly waives any and all rights which Grantor may have to notice prior to Grantee's seizure of any personal property which constitutes part of the Premises, whether such seizure is by writ of possession or otherwise. In addition, Grantor specifically waives any and all rights of Grantor under O.C.G.A. § 10-7-24, including any right to require Grantee to proceed against Borrower.

13. Exercise of Remedies No Bar to Subsequent Exercise. Grantee shall have the right from time to time to sue for any sums, whether interest, principal, or any installment of either or both, taxes, penalties, or any other sums required to be paid under the terms of this deed, as the same become due, without regard to whether or not all of the Secured Indebtedness shall be due on demand, and without prejudice to the right of Grantee thereafter to enforce any appropriate remedy against Borrower or Grantor, including an action of foreclosure, or any other action, for a default or defaults by Borrower or Grantor existing at the time such earlier action was commenced.

14. Remedies Cumulative. The rights of Grantee, granted and arising under the clauses and covenants contained in this deed and the Note, shall be separate, distinct, and cumulative of other powers and rights herein granted and all other rights which Grantee may have in law or equity, and none of them shall be in exclusion of the others; all of them are cumulative to the remedies for collection of indebtedness, enforcement of rights under security deeds, and preservation of security as provided at law. No act of Grantee shall be construed as an election to proceed under any one provision herein or under the Note to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

15. Notices. Except as otherwise provided in Article 9(e) hereof, every provision for notice and demand or request shall be deemed fulfilled by written notice and demand or request personally served on one or more of the persons who shall at the time hold the record title to the Premises, or on their heirs or successors, or mailed by first class mail, postage prepaid (a) addressed to such person or persons, or their heirs or successors, at his, their, or its address last known to Grantee or (b) addressed to the street address of the Premises hereby conveyed, said notice so mailed being deemed given on the third day after the notice is mailed, or if earlier, on the date received by the addressee.

16. No Waiver of Future Compliance. Any indulgence or departure at any time by Grantee from any of the provisions hereof, or of any obligation hereby secured, shall not modify the same or relate to the future or waive future compliance therewith by Borrower or Grantor.

17. Miscellaneous. The words "Grantor" and "Grantee" whenever used herein shall include all heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto, and all those holding under either of them, and the pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the word "Note" shall also include one or more notes and the grammatical construction of sentences shall conform thereto. If more than one party shall execute this deed, the term "Grantor" shall mean all parties signing, and each of them, and each agreement and obligation of Grantor shall be and mean the several as well as joint undertaking of each of them.

18. Information Regarding Security Interest. For the purposes of complying with the Uniform Commercial Code, the parties agree that the respective addresses of Grantor, as Debtor, and Grantee, as Secured Party, are as follows:

Debtor:
WILD ANIMAL SAFARI INC
1300 OAK GROVE RD
PINE MOUNTAIN, GA 318224548

Secured Party:
Synovus Bank
1148 Broadway
Columbus, GA 31901

19. Special Waivers. GRANTOR EXPRESSLY: (a) ACKNOWLEDGES THE RIGHT TO ACCELERATE THE DEBT AND THE POWER OF ATTORNEY GIVEN IN THIS DEED TO SECURE DEBT TO GRANTEE TO SELL THE PREMISES BY NONJUDICIAL FORECLOSURE UPON DEFAULT BY BORROWER OR GRANTOR WITHOUT ANY JUDICIAL HEARING AND WITHOUT ANY NOTICE OTHER THAN SUCH NOTICE AS IS SPECIFICALLY REQUIRED TO BE GIVEN UNDER THE PROVISIONS OF THIS DEED TO SECURE DEBT; (b) WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE FIFTH AND FOURTEENTH AMENDMENTS TO THE CONSTITUTION OF THE UNITED STATES OF AMERICA, THE VARIOUS PROVISIONS OF THE CONSTITUTION FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY GRANTEE OF ANY RIGHT OR REMEDY PROVIDED TO GRANTEE, EXCEPT SUCH NOTICE AS IS SPECIFICALLY REQUIRED TO BE PROVIDED IN THIS DEED TO SECURE DEBT; (c) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED TO SECURE DEBT, AND ANY AND ALL QUESTIONS REGARDING THE LEGAL EFFECT OF THIS DEED TO SECURE DEBT AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR, AND GRANTOR HAS BEEN AFFORDED AN OPPORTUNITY TO CONSULT WITH COUNSEL OF GRANTOR'S CHOICE PRIOR TO EXECUTING SAID DEED TO SECURE DEBT; (d) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY, AND WILLINGLY BY GRANTOR; AND (e) AGREES THAT GRANTOR'S RIGHT TO NOTICE SHALL BE LIMITED TO THOSE RIGHTS TO NOTICE PROVIDED BY THIS DEED TO SECURE DEBT AND NO OTHER.

20. Environmental Matters.

(a) For the purposes of this Article, "Hazardous Substance" shall mean any substance which is a hazardous substance as defined in CERCLA, or any other substance or material defined, designated, classified or considered as hazardous or toxic waste, hazardous or toxic material, or a hazardous, toxic, radioactive or dangerous substance under any Environmental Requirement.

"Environmental Activity" shall mean any actual, proposed or threatened use, storage, holding, existence, release, emission, discharge, generation, processing, abatement, removal, disposition, handling or transportation of any Hazardous Substance from, to, upon, in, under or above the Premises or otherwise relating to the Premises or the use of the Premises or any other activity or occurrence that causes or would cause any such event to exist.

"Environmental Requirements" shall mean all Superfund or Super Lien laws relating to any Hazardous Substance or Environmental Activity, and all other present and future federal, state and local laws, statutes, authorizations, judgments, decrees, concessions, grants, franchises, agreements, ordinances, codes, rules, regulations, orders and other governmental restrictions and requirements regulating, relating to or imposing liability or a standard of conduct concerning the environment or any Hazardous Substances or Environmental Activity including, without limitation, the following, as the same may be amended from time to time, and all regulations promulgated thereunder or in connection therewith:

Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §9601 et seq. ("CERCLA"); Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §6901 et seq. ("RCRA"); Clean Air Act, 42 U.S.C.§§7401-7626; Water Pollution Control Act (commonly referred to as the Clean Water Act), 33 U.S.C. §1251 et seq.; Federal Insecticide, Fungicide, and Rodenticide Act, as amended by the Federal Environmental Pesticide Control Act of 1972 and by the Federal Pesticide Act of 1978, 7 U.S.C. §136 et seq.; Toxic Substances Control Act, 15 U.S.C. §2601 et seq.; Safe Drinking Water Act, 42 U.S.C. §300(f) et seq. and Georgia Underground Storage Tank Act, O.C.G.A. §12-3-1 et seq.

(b) Grantor certifies, represents and warrants to Grantee that: (i) Grantor and the Premises are in compliance in all material respects with all applicable Environmental Requirements; (ii) no investigations, inquiries, orders, hearings, actions or other proceedings by or before any governmental agency are pending or, to the best knowledge of the Grantor, threatened in connection with any Environmental Activity or alleged Environmental Activity; (iii) Grantor has no knowledge of the presence of any Hazardous Substances upon the Premises; (iv) Grantor has no knowledge of any facts or circumstances existing upon, in, under or above the Premises or relating to the Premises which may violate any applicable Environmental Requirement; (v) the use of the Premises for its intended purpose will not result in any Environmental Activity in violation of any applicable Environmental Requirements; (vi) Grantor has not engaged in any Environmental Activity and, to the best knowledge of the Grantor, no Environmental Activity has otherwise occurred, and no notice, order, directive, complaint or other communication, written or oral, has been made or issued by any governmental agency or other person or entity alleging the occurrence of any Environmental Activity in violation of any Environmental Requirements; (vii) Grantor has obtained and will at all times continue to obtain and maintain all licenses, permits or other governmental or regulatory approvals or consents, if any, necessary to comply with all Environmental Requirements relating to the Premises, and Grantor is and shall continue at all times to be in compliance with said licenses, permits, approvals or consents; and (viii) Grantor shall at all times, at its sole expense, comply in all material respects with all applicable Environmental Requirements relating to the Premises and the use thereof and will not engage in or otherwise permit the occurrence of any Environmental Activity in violation of any applicable Environmental Requirement.

(c) Grantor hereby grants to Grantee an easement over the real property constituting a part of the Premises for the purpose of inspecting said property for compliance with Environmental Requirements, said easement to include the right of Grantee to perform any inspections, tests, soil samples and/or other investigations of said property to determine the environmental conditions thereof at any time or times as shall be determined by Grantee (such inspections or other investigations to be coordinated with Grantor and performed at such times so as not to interfere unreasonably with any business operations of the Grantor thereon). Said easement shall continue in existence so long as any amount of the Secured Indebtedness shall remain outstanding. Nothing contained herein shall be deemed to impose any obligation whatsoever upon Grantee to perform any such inspections or other investigations of said property.

(d) Grantor shall indemnify and hold Grantee harmless from and against any and all claims, demands, damages, judgments, liabilities, injuries, litigation and other proceedings and costs and expenses (including reasonable attorneys' fees and disbursements) which accrue against or are incurred by Grantee and arise directly or indirectly from or out of or in any way connected with (i) the failure of any representation or warranty contained in this Article 20 to be true and correct in all respects; (ii) the presence of any Hazardous Substance upon the Premises; or (iii) the occurrence of any Environmental Activity or any failure of Grantor or any other person or entity to comply with all applicable Environment Requirements relating to the Premises.

21. Subrogation. Grantor and Grantee agree that Grantee shall be subrogated to the claims and liens of all parties whose claims and liens against the Premises are discharged or paid with the proceeds of the Note secured hereby.

22. Binding Effect. This deed shall be binding upon and inure to the benefit of Grantor and Grantee and their respective heirs, personal representatives, successors and assigns.

23. Applicable Law. This deed shall be governed and construed in accordance with the laws of the State of Georgia.

(The remainder of this page has been intentionally left blank.)

IN WITNESS WHEREOF, this deed has been duly executed, sealed and delivered by Grantor the day and year first above written.

Signed, sealed and delivered
in the presence of:

____
Unofficial Witness

____
Notary Public

State of __________
County of __________
Comm. Exp.__________

(Notarial Seal)

GRANTOR:

______________________________ (SEAL)

GRANTOR:

______________________________ (SEAL)

Signed, sealed and delivered
in the presence of:

[signature]
Unofficial Witness
[signature]
Notary Public

State of Georgia
County of Troup
Comm. Exp. 3/20/20

(Notarial Seal)

STACEY PURGASON NOTARY MY COMM. EXPIRES MAR 20, 2020 PUBLIC TROUP COUNTY, GEORGIA

GRANTOR: WILD ANIMAL SAFARI INC

By: [signature]
Dale Van Voorhis

Title: CEO

Attest: ____________________

Title: ____________________

[CORPORATE SEAL]

EXHIBIT "A"

ALL THAT TRACT or parcel of land lying and being in Land Lots 137 and 170 of the 3rd District of Troup County, Georgia, and Land Lots 8, 9, 10, 25 and 26 of the 4th District of Troup County, and being more particularly described as follows:

Beginning at an iron pin located at the intersection of the southern right of way line of Oak Grove Road (said road having an 80 foot right of way) and the West line of Land Lot 10 and the East line of Land Lot 25 running thence South 00 degrees 28 minutes 00 seconds East a distance of 1,191.94 feet to an iron pin found; thence run North 89 degrees 15 minutes 40 seconds East a distance of 850.44 feet to an iron pin found; thence run North 89 degrees 16 minutes 00 seconds East a distance of 526.95 feet to an iron pin found; thence run South 06 degrees 24 minutes 03 seconds East a distance of 967.49 feet to an iron pin found which is also located on the western right of way line of Murphy Cemetery Road (said road being a soil drive with a 25 – 30 foot, more or less, right of way, back of the ditch to back of ditch). Thence continuing along the western right of way of said Murphy Cemetery Road South 13 degrees 28 minutes 55 seconds West a distance of 202.36 feet to an iron pin set; thence run South 05 degrees 26 minutes 23 seconds West a distance of 175.54 feet to an iron pin set; thence run South 02 degrees 03 minutes 07 seconds West a distance of 225.26 feet to an iron pin set having a gate located thereon; thence run North 87 degrees 32 minutes 21 seconds East a distance of 29.73 feet to an iron pin set and also the southern terminus of Murphy Cemetery Road; thence leaving said right of way of Murphy Cemetery Road run North 77 degrees 51 minutes 16 seconds East a distance of 107.54 feet to an iron pin found; thence run North 01 degrees 11 minutes 55 seconds East a distance of 140.18 feet to an iron pin set; thence run North 60 degrees 56 minutes 59 seconds West a distance of 120.48 feet to an iron pin set located on the eastern right of way line of Murphy Cemetery Road; thence continuing along said eastern right of way line of Murphy Cemetery Road North 05 degrees 13 minutes 08 seconds East a distance of 173.37 feet to an iron pin set; thence run North 14 degrees 01 minutes 24 seconds East a distance of 405.36 feet to an iron pin set; thence run North 28 degrees 25 minutes 03 seconds East a distance of 109.75 feet to an iron pin set; thence run North 52 degrees 03 minutes 17 seconds East a distance of 162.99 feet to an iron pin set; thence run North 61 degrees 43 minutes 43 seconds East a distance of 198.38 feet to an iron pin found; thence run North 68 degrees 58 minutes 50 seconds East a distance of 146.40 feet to an iron pin set; thence run North 75 degrees 58 minutes 47 seconds East a distance of 221.76 feet to an iron pin found; thence run North 78 degrees 00 minutes 00 seconds East a distance of 210.87 feet to an iron pin found; thence run North 83 degrees 39 minutes 35 seconds East a distance of 225.35 feet to an iron pin found; thence run North 79 degrees 54 minutes 29 seconds East a distance of 78.51 feet to an iron pin found; thence run North 67 degrees 47 minutes 02 seconds East a distance of 77.25 feet to an iron pin found which is located on the southern right of way line of Oak Grove Road (said road having an 80 foot right of way) intersecting the southern terminus of Tucker Road (said road having an 80 foot right of way). Thence continuing along the southern right of way of Oak Grove Road and along an arc of 73.67 feet with a radius of 862.82 feet and a chord bearing South 63 degrees 15 minutes 05 seconds East a distance of 73.65 feet to an iron pin found; thence run along an arc of 216.85 feet with a radius of 862.82 feet and a chord bearing South 73 degrees 41 minutes 45 seconds East a distance of 216.28 feet to an iron pin set; thence run South 80 degrees 53 minutes 44 seconds East a distance of 378.53 feet to an iron pin found; thence leaving the southern right of way line of Oak Grove Road run South 02 degrees 58 minutes 54 seconds East a distance of 665.25 feet to an iron pin found; thence run South 73 degrees 23 minutes 04 seconds East a distance of 355.47 feet to an iron pin found; thence run South 00 degrees 40 minutes 21 seconds East a distance of 491.81 feet to a iron pin found; thence run North 89 degrees 14 seconds 07 seconds East a distance of 300.65 feet to an iron pin found located on the East line of Land Lot 137 and the West line of Land Lot 138; continuing along said East line of Land Lot 137 and the West line of Land Lot 138 South 00 degrees 44 minutes 09 seconds East a distance of 2,411.86 feet to an iron pin found; thence run South 88 degrees 33 minutes 49 seconds West a distance of 1,243.64 feet to an iron pin found which is a located on the East line of Land Lot 9 and the West line of Land Lot 137; continuing along

said East line of Land Lot 9 and the West line of Land Lot 137 South 00 degrees 51 minutes 02 seconds East a distance of 1,170.01 to an iron pin set which is located 49 feet, more or less, north of the centerline of the Turkey Creek (the centerline of said creek being the property line and also along property now or formerly known as the Taylor Property) following the meanderings of said Turkey Creek in a northwesterly direction to a point located 15 feet north, more or less, to an iron pin found and having the following Tie Line (not a property line) calls and distances: North 22 degrees 15 minutes 25 seconds West a distance of 819.57 feet to a point; run thence North 56 degrees 55 minutes 24 seconds West a distance of 391.97 feet to a point; run thence North 66 degrees 48 minutes 34 seconds West a distance of 408.21 feet to a point; run thence North 82 degrees 33 minutes 16 seconds West a distance of 389.03 feet to a point; run thence North 15 degrees 44 minutes 32 seconds West a distance of 306.92 feet to a point; run thence South 73 degrees 45 minutes 09 seconds West a distance of 546.36 feet to an iron pin found which is located 15 feet south of the centerline of Turkey Creek. Thence run South 00 degrees 23 minutes 03 seconds East a distance of 104.00 feet from an iron pin set; run thence South 00 degrees 41 minutes 38 seconds East a distance of 420.84 feet to an iron pin found located on the South line of Land Lot 9 and the North line of Land Lot 8, continuing along said South line of Land Lot 9 and the North line of Land Lot 8 South 89 degrees 15 minutes 48 seconds West a distance of 879.71 feet to the common corners of Land Lot 26, Land Lot 27, Land Lot 9 and Land Lot 8; run thence along the East line of Land Lot of 26 and the West line of Land Lot 9 North 00 degrees 41 minutes 32 seconds West a distance of 243.88 feet to an iron pin found; thence continuing along the East line of Land Lot of 26 and the West line of Land Lot 9 North 00 degrees 41 minutes 32 seconds West a distance of 526.12 feet to an iron pin set which is located 15 feet south, more or less, of the centerline of the Turkey Creek (the centerline of said creek being the property line and also along property now or formerly known as Mt. Laurel Farms Subdivision) following the meanderings of said Turkey Creek in a northwesterly direction to a point located 53 feet south, more or less, to an iron pin set and having the following Tie Line (not a property line) calls and distances: North 83 degrees 30 minutes 46 seconds West a distance of 503.61 feet to a point; North 25 degrees 03 minutes 59 seconds West a distance of 585.58 feet to a point; North 23 degrees 20 minutes 54 seconds East a distance of 594.98 feet to a point; North 54 degrees 56 minutes 23 seconds West a distance of 640.15 feet to a point; North 29 degrees 55 minutes 43 seconds West a distance of 567.68 feet to a point; South 73 degrees 15 minutes 06 seconds West a distance of 823.05 feet to an iron pin set located on the eastern right of way line of Floyd Road and also 53 feet north, more or less, from the centerline of Turkey Creek. Thence continuing on the eastern right of way line of Floyd Road North along an arc of 115.54 feet with a radius of 1,018.47 feet and a chord bearing North 17 degrees 59 minutes 37 seconds West a distance of 115.48 feet to an iron pin set; thence run North 21 degrees 15 minutes 01 seconds West a distance of 203.92 feet to an iron pin set; thence run North 20 degrees 31 minutes 47 seconds West a distance of 632.02 feet to an iron pin set; thence run North 20 degrees 06 minutes 18 seconds West a distance of 505.47 feet to an iron pin found; thence leaving the said easterly right of way line of Floyd Road running North 83 degrees 20 minutes 16 seconds East a distance of 438.41 feet to an iron pin found; thence run North 17 degrees 44 minutes 49 seconds West a distance of 152.55 feet to an iron pin found; thence run North 17 degrees 45 minutes 16 seconds West a distance of 148.51 feet to an iron pin found; thence run North 17 degrees 46 minutes 34 seconds West a distance of 148.59 feet to an iron pin found; thence run North 83 degrees 25 minutes 38 seconds East a distance of 585.54 feet to an iron pin found; thence run North 00 degrees 42 minutes 56 seconds West a distance of 1,298.42 feet to iron pin set which is also located on the southern right of way of Oak Grove Road (said road having an 80 foot right of way); thence continuing along the southern right of way of Oak Grove Road South 89 degrees 52 minutes 46 seconds East a distance of 201.49 feet to an iron pin set; thence North 89 degrees 25 minutes 53 seconds East a distance of 853.30 feet to an iron pin set; thence continuing along the southern right of way of Oak Grove Road and along an arc of 401.11 feet with a radius of 1,883.75 feet and a chord bearing South 84 degrees 28 minutes 34 seconds East a distance of 400.35 feet to an iron pin set; thence running South 78 degrees 08 minutes 43 seconds East a distance of 201.54 feet to an iron pin found which is also the point of beginning.

Said tract or parcel of land containing 539.94 acres, more or less, with improvements thereon, as more

particularly described on a Survey and Plat By Jackson Land Surveying Co., Certified to Wild Animal Safari, Inc., CB&T, a Division of Synovus Bank, U. S. Small Business Administration, Morris|Hardwick|Schneider, Chicago title Insurance Company, dated November 28, 2012, which plat is attached hereto as Exhibit "B" and incorporated herein by reference.

Exhibit "B"



ADDENDUM TO COMMERCIAL DEED TO SECURE DEBT AND SECURITY AGREEMENT

This Addendum to Commercial Deed to Secure Debt and Security Agreement amends the terms and conditions of that certain Commercial Deed to Secure Debt and Security Agreement given by Wild Animal Safari, Inc. ("Grantor") to Synovus Bank ("Lender") dated July 11, 2018, as follows:

1. Sections 8 (j) and Section 8(k) are hereby deleted in their entirety.

2. Notwithstanding any provision of the Commercial Deed to Secure Debt and Security Agreement, Lender shall not declare an Event of Default under Section 8(a), 8(d), 8(g), or 8(h) unless the failure described therein has not been cured within 30 days after the Grantor receives notice of such failure from Lender.

3. The following Section 24 is hereby added to the Commercial Deed to Secure Debt and Security Agreement:

24. Release of Collateral. Lender hereby agrees to cause this Commercial Deed to Secure Debt and Security Agreement to be released of record within 30 days of Lender's receipt of payment in full of the Secured Indebtedness to Lender.

Borrower acknowledges having read all the provisions of this Addendum to Commercial Deed to Secure Debt and Security Agreement and Borrower agrees to its terms. This agreement is effective as of July 11, 2018.

Grantor:
Parks! America, Inc.

By: [signature]
Dale Van Voorhis, CEO

(Corporate Seal)

Agreed and consented to by:

Synovus Bank

By: [signature]
Title: Authorized Signer

(Bank Seal)

ADDENDUM TO COMMERCIAL DEED TO SECURE DEBT AND SECURITY AGREEMENT

This Addendum to Commercial Deed to Secure Debt and Security Agreement (this "Addendum") makes, discloses and confirms the following changes to the terms of that certain Commercial Deed to Secure Debt and Security Agreement (the "Security Deed") dated of even date herewith from Grantor to Grantee:

Notwithstanding any language to the contrary in the Security Deed, the property in which Grantee is granted a lien or security interest under the Security Deed shall not include any personal property which (a) is located in a building which is located in a special flood hazard area (as designated by the Administrator of the Federal Emergency Management Agency) in which flood insurance is available under the National Flood Insurance Act of 1968, as amended (the "Act"), (b) would cause Grantee to be in violation of the Act or the federal flood insurance regulations applicable to Grantee if the property secures a loan made, increased, extended or renewed by Grantee unless the property is covered by flood insurance or is exempt from the flood insurance requirement, and (c) is not covered by flood insurance that meets the requirements of the Act and the federal flood insurance regulations applicable to Grantee.

Further, notwithstanding any language to the contrary in the Security Deed, the security interest in personal property which Grantee is granted under the Security Deed shall not include any non-possessory security interest in any "household goods" of Grantor (as the term "household goods" is defined in 16 C.F.R. § 444.1(i)) other than a purchase money security interest.

This Addendum supplements the Security Deed including all addenda, exhibits, riders, and schedules thereto, and all of the terms and conditions of the Security Deed apply to this Addendum; provided, that to the extent there is a conflict between this Addendum and the Security Deed, the terms of this Addendum shall control. All capitalized terms used but not otherwise defined in this Addendum shall have the meanings assigned to them in the Security Deed. All of the provisions of this Addendum shall be deemed to be incorporated in and made a part of the Security Deed, and the Security Deed, as supplemented by this Addendum, shall be read, taken and construed as one and the same instrument. The Security Deed, as supplemented by this Addendum, shall remain in full force and effect and is hereby ratified by Grantor. This Addendum is not intended to be, and shall not be construed to constitute, a novation of the Security Deed.

[Signature Page on Following Page]

IN WITNESS WHEREOF, Grantor has signed and delivered this Addendum this 11th day of July, 2018.

WILD ANIMAL SAFARI INC

Dale Van Voorhis 7/11/18

Dale Van Voorhis **Date**

CEO

Signed, sealed and delivered in the presence of:

Holly Williams
(Unofficial Witness)

Holly Williams
(Print Name)

Stacey Purgason
Notary Public

Stacey Purgason
(Print Name)

State of Georgia

County of Troup

My commission expires: 3/20/20

Acknowledgment

State of Georgia

County of Troup

STACEY PURGASON NOTARY MY COMM. EXPIRES MAR. 20, 2020 PUBLIC TROUP COUNTY, GEORGIA